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MANNINNG  ELLIOTT                           11th floor, 1050 West Pender Street,
                                            Vancouver, BC,Canada V6E 3S7

CHARTERED ACCOUNTANTS                       Phone: 604.714.3600 Fax:604.714.3669
                                            Web: manningelliott.com



                                  EXHIBIT 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated December 8, 2006 included in the Registration Statement on Form SB-2 Amendment No. 3 of Pioneer Exploration Inc. for the registration of shares of its common stock.




MANNING ELLIOTT LLP

CHARTERED ACCOUNTANTS

Vancouver, Canada

February 12, 2007